Exhibit 24

POWER OF ATTORNEY

WITNESSETH, that each of the undersigned directors of NATIONAL BANKSHARES, INC. (“Company”), a Virginia corporation, by his or her execution hereof, hereby constitutes and appoints JAMES G. RAKES, DAVID K. SKEENS, and BRYSON J. HUNTER, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her Company's Annual Report on Form 10-K/A for the year ended December 31, 2012 (the “Annual Report”) to be filed by Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

	Date	Title
/s/ L. J. BALL	03/26/2013	Director
L. J. Ball

/s/ J. E. DOOLEY	03/26/2013	Director
J. E. Dooley

/s/ C. E. GREEN, III	03/26/2013	Director
C. E. Green, III

/s/ J. M. LEWIS	03/26/2013	Director
J. M. Lewis

/s/ M. G. MILLER	03/26/2013	Director
M. G. Miller

/s/ W. A. PEERY	03/26/2013	Director
W. A. Peery

/s/ J. G. RAKES	03/26/2013	Chairman of the Board
J. G. Rakes		President and Chief Executive Officer – National Bankshares, Inc. Director

/s/ G. P. REYNOLDS	03/26/2013	Director
G. P. Reynolds

/s/ J. M. SHULER	03/26/2013	Director
J. M. Shuler